UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2025

Clearwater Analytics Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40838	87-1043711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 W. Main Street
Suite 900
Boise, Idaho	83702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 208 433-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	CWAN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Reorganization

On March 11, 2025, Clearwater Analytics Holdings, Inc., a Delaware corporation (the “Company” or “Clearwater”), BluePoint Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub I”), BluePoint Merger Sub II, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), Beacon Platform Incorporated, a Delaware corporation (“Beacon”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the Beacon equityholders (the “Equityholder Representative”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”).

Merger Structure

Upon the terms and subject to the conditions set forth in the Merger Agreement, (a) Merger Sub I will merge with and into Beacon, pursuant to which the separate corporate existence of Merger Sub I will cease, and Beacon will continue as the surviving corporation and as a direct, wholly owned subsidiary of the Company (in such capacity, Beacon is sometimes referred to herein as the “First Step Surviving Corporation”) (the “First Merger”) and (b) immediately after the First Merger, the First Step Surviving Corporation will merge with and into Merger Sub II, pursuant to which the separate corporate existence of the First Step Surviving Corporation will cease to exist, and Merger Sub II will continue as the surviving entity and as a direct, wholly owned subsidiary of the Company (collectively with the First Merger, the “Merger”).

Merger Consideration

Upon consummation of the transactions contemplated by the Merger Agreement (the “Closing”), other than any Cancelled Shares (as defined in the Merger Agreement) and Dissenting Shares (as defined in the Merger Agreement), each share of Beacon capital stock issued and outstanding, each Beacon option with a per share exercise price that is greater than the Per Share Consideration Amount (as defined in the Merger Agreement) (the “Beacon Option”) that is outstanding, unexercised, and vested as of immediately prior to the Closing or that vests in accordance with its terms as a result of the consummation of the Merger (the “Beacon Vested Option”), and the Company Warrant (as defined in the Merger Agreement) will be cancelled in exchange for aggregate consideration of approximately $560 million, subject to certain customary adjustments and, in the case of Beacon Vested Options, less the applicable per share exercise price, which will be paid (a) 60% in cash (the “Cash Consideration”) and (b) 40% in shares of the Company’s Class A common stock (the “Stock Consideration”) to be calculated based on a price of $30.05 per share, which represents the volume-weighted average price of one share of the Company’s Class A common stock for the ten trading days ended March 10, 2025 (the “Company Stock Price”); provided that (i) in the event that more than 35 Beacon equityholders are not accredited investors, such Beacon equityholders will receive all of their merger consideration in cash, (ii) the relative portions of the Cash Consideration and the Stock Consideration may be subject to adjustments based on a formula set forth in the Merger Agreement if the Stock Consideration represents less than 40% of the transaction consideration (determined assuming the Stock Consideration has a price of $30.05 per share) and (iii) the Stock Consideration will be subject to transfer restrictions such that (x) Stock Consideration issued to holders of Beacon capital stock will be subject to a lock-up on transfer until (i) the two-year anniversary of the Closing, for such equityholders who are Beacon employees, and (ii) the six-month anniversary of the Closing, for such equityholders who are not Beacon employees, and (y) 60% of the Stock Consideration issued to holders of Beacon Vested Options will be subject to a lock-up on transfer until the two-year anniversary of the Closing and 40% of the Stock Consideration issued to holders of Beacon Vested Options will be subject to a lock-up on transfer until the six-month anniversary of the Closing. A portion of the Cash Consideration will be held back at the time the Merger is consummated in connection with a customary post-closing purchase price adjustment and to pay certain expenses.

In addition to the aggregate consideration payable in exchange for Beacon capital stock and Beacon Vested Options, each Beacon Option that is not a Beacon Vested Option (the “Beacon Unvested Option”), to the extent outstanding as of immediately prior to the Closing with a per share exercise price that is less than the per share Cash Consideration, will be cancelled and substituted with a restricted stock unit of the Company with respect to a number of shares of Company Class A common stock, equal to the quotient of (a) intrinsic value of such Beacon Unvested Option, divided by (b) the Company Stock Price (the “Converted RSU”). Each Converted RSUs will continue to have, and will be subject to the same terms and conditions, including vesting and forfeiture, as applied to the corresponding Beacon Unvested Option immediately prior to the Closing.

Closing Conditions

Consummation of the Merger is subject to customary closing conditions, including (a) the absence of any law or order preventing or restraining in any material respect, or making illegal or otherwise prohibiting, the consummation of the Merger, (b) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), (c) approval from the Beacon stockholders and (d) only with respect to the Company’s obligations to consummate the Merger, absence of material adverse effect on Beacon. The obligation of each of the Company and Beacon to consummate the Merger is also conditioned on, among other things, the truth and correctness of the representations and warranties made by the other party as of the Closing date of the Mergers, subject to certain “materiality” and “material adverse effect” qualifiers. The Closing may not occur prior to April 25, 2025, unless the Company elects to waive such inside date.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations and warranties (subject to customary materiality qualifiers) by each party. The parties have also agreed to various customary covenants and agreements, including, among others, for Beacon to conduct, subject to certain exceptions, its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the Closing.

Termination Rights

The Merger Agreement may be terminated (a) by mutual agreement of the Company and Beacon, (b) by the Company or Beacon if the Closing does not occur by 11.59 p.m. (Eastern Time) on July 9, 2025, (c) by the Company or Beacon if there is a law or order that prohibits, prevents or makes illegal the Merger, (d) by the Company in the event of the Beacon’s material uncured breach, (e) by the Company in the event of Beacon’s material uncured breach, or (f) by the Company if approval from the Company stockholders is not obtained within 48 hours following the date of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to, and solely for the benefit of, each other and may apply contractual standards of materiality that are different from materiality under applicable securities laws. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that the parties delivered in connection with signing of the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement, are modified in important part by the underlying disclosure schedules and qualified as a way of allocating the risk to one of the parties if those statements prove to be inaccurate.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the shares of Class A common stock of the Company to be issued as consideration for the acquisition of Beacon under the Merger Agreement and the information set forth under Item 8.01 regarding the shares of Class A common stock of the Company to be issued as consideration for the Bistro Asset Acquisition (as defined below) are incorporated by reference into this Item 3.02. The shares of Class A common stock of the Company to be issued as consideration for the transactions will be issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On March 12, 2025, the Company issued a press release announcing the entry into the Merger Agreement and the Bistro Asset Purchase Agreement (as defined below). A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On March 11, 2025, the Company entered into a definitive asset purchase agreement (the “Bistro Asset Purchase Agreement”) to acquire Bistro, Blackstone’s proprietary portfolio visualization software platform built for Blackstone’s Credit & Insurance (“BXCI”) business (the “Bistro Asset Acquisition”). The purchase price for the Bistro Asset Acquisition is $125.0 million, of which $10.0 million will be paid in cash (no later than July 1, 2025 assuming consummation of the Bistro Asset Acquisition has occurred) and the remainder will be paid in shares of Class A common stock, valued at $30.00 per share. Pursuant to the terms of the Bistro Asset Purchase Agreement, the Company is required to file, on the earliest date at or following the closing of the Bistro Asset Acquisition on which the Company can make such filing without requiring the premature disclosure of material nonpublic information as reasonably determined by the Company, a registration statement to register the resale of the shares of Class A common stock issued as consideration in connection with the Bistro Asset Acquisition. The closing of the Bistro Asset Acquisition is subject to the satisfaction or waiver of customary closing conditions, including the absence of any regulatory proceedings which prohibits or makes illegal the consummation of the Bistro Asset Acquisition.

Item 9.01.	Financial Statements and Exhibits

2.1*	Agreement and Plan of Merger and Reorganization, dated as of March 11, 2025, by and among Clearwater Analytics Holdings, Inc., Beacon Platform Incorporated, BluePoint Merger Sub I, Inc., BluePoint Merger Sub II, Inc. and Shareholder Representative Services LL, as Equityholder Representative.

99.1	Press Release, dated March 12, 2025, issued by the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

All schedules to the Merger Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Clearwater Analytics Holdings, Inc.

Date: March 12, 2025	By:	/s/ Alphonse Valbrune
Alphonse Valbrune, Chief Legal Officer and Corporate Secretary